Exhibit 99.1

News Release

For Immediate Release	CONTACTS:
Bill Newbould
Endo Pharmaceuticals
(610) 558-9800

ENDO LICENSES RIGHTS FROM VERNALIS TO MARKET
ACUTE MIGRAINE TREATMENT FROVA™

CHADDS FORD, Pa., July 14, 2004 – Endo Pharmaceuticals, Inc., a wholly owned subsidiary of Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP), and Vernalis plc (LSE: VER, Nasdaq: VNLS) today announced that they have entered into an agreement granting Endo the exclusive rights to market Vernalis’s Frova™ (frovatriptan) in North America. Launched in the U.S. in June 2002, Frova™ is indicated for the acute treatment of migraine headaches in adults. Net sales of Frova™ in the U.S. were $37.5 million in 2003.

“Frova™ has differentiating features from other migraine products, including the longest half life in the triptan class and a very low reported recurrence rate in its clinical program”, said Peter A. Lankau, president and chief operating officer. These distinct characteristics have yet to be fully exploited in the North American market and we believe that we will be able to capitalize on Frova™’s clinical benefits and commercial potential by effectively leveraging the relationships and reputation that Endo has built with the neurology community over the years in marketing our topical analgesic patch Lidoderm®. Further, Frova™’s potential future application for the treatment of menstrually associated migraine makes it one of Endo’s most promising products.”

One of a class of compounds known as triptans (selective serotonin receptor agonists), Frova™ is also being studied as a potential prophylactic treatment for Menstrually Associated Migraine (MAM). If approved for this indication, the companies believe that Frova™ would be the first triptan to be indicated for the prevention of any type of migraine. Vernalis anticipates filing a supplemental New Drug Application (sNDA) for this indication following the completion of the second of two Phase III clinical trials.

Under the terms of the agreement, Endo will pay Vernalis an upfront fee of $30 million, anniversary payments for the first two years at $15 million each year, and a $40 million milestone payment upon U.S. Food and Drug Administration (FDA) approval for the MAM indication. In addition, Vernalis will receive one-time milestone payments for achievement of defined net sales targets in a year. These sales milestone payments increase based on increasing net sales targets ranging from a milestone of $10 million on $200 million in net sales to a milestone of $75 million on $1.2 billion in net sales. These sales milestones could total up to $255 million if all of the defined net sales targets are achieved. Endo will also pay royalties to Vernalis on net sales of Frova™.

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On May 18, 2004, Vernalis completed the reacquisition of the North American rights to Frova™ from Elan Corporation, plc for $50 million. Vernalis will issue a five-year, $50 million, 5.0% note to Endo which will first be used to repay all Vernalis’ outstanding obligations to Elan.

“We are delighted to be able to add a proprietary brand such as Frova™ to our portfolio, which is patent-protected until 2015, including a composition of matter patent, and pleased to be partnering with Vernalis, a company dedicated to the discovery and development of novel medicines to treat human disease,” said Carol A. Ammon, chairman and chief executive officer. “We see Frova™, our first branded neurology product, as an excellent strategic fit that will reinforce our leadership position in pain management while expanding our franchise into a complementary therapeutic area such as CNS (central nervous system) disorders.”

Ammon added that Endo expects to expand its primary and specialty sales force in early 2005 by approximately one-third to ensure the commercial success of Frova™ in the U.S., with the possibility for additional expansion in the future based on the product’s growth and the potential approval by the FDA for the MAM indication.

Commenting on the agreement, Simon Sturge, CEO of Vernalis, said, “We are delighted to be partnering Frova™ with Endo, who we believe will be an ideal partner to fully exploit the potential of Frova™. As one of America’s leading pharmaceutical companies in the area of pain management, Endo’s sales force already has well-established relationships with the leading North American neurologists and primary care physicians who prescribe pain medications.”

Overview of Frova™

Frova™ was approved by the FDA on November 8, 2001 for the acute treatment of migraine attacks with or without aura (subjective symptoms at the onset of a migraine headache) in adults. In April 2003 data were presented from an initial clinical study into the efficacy of frovatriptan as a preventive treatment for MAM, which affects roughly half of all women who suffer from migraine. The data from this study demonstrated a highly statistically significant improvement in the number of patients who were headache-free during the perimenstrual period for both of the studied dose regimens of frovatriptan compared to placebo (p<0.0001). More than half of the patients at the higher dose regimen were headache-free during their menstrual period. A long-term open-label Phase III safety study is under way and a confirmatory Phase III efficacy trial is planned to be initiated in the second half of 2004. If positive, this confirmatory study, together with the already completed and positive Phase III study, will form the basis of a supplemental NDA filing to support extension of the existing Frova™ label to include this novel indication.

Frova™ is generally well tolerated, with a side-effect profile that is typical of the triptan class of drugs. The most common side effects are dizziness, fatigue, paresthesia (tingling), flushing, headache, dry mouth, hot or cold sensation, and chest pain. The FDA-approved dosing for Frova™ is one 2.5 mg tablet up to three times within a 24-hour period. Frova™ has not been approved by the FDA for any indications other than for the treatment of acute migraine headaches, and its safety and efficacy in other indications have not been established.

Note to Investors

Endo will conduct its 2004 second quarter earnings conference call with financial analysts, during which the Frova™ transaction will be discussed, tomorrow, July 15, 2004, at 11:00 a.m. ET. Investors and other interested parties may access the conference call by dialing (800) 305-2862 (domestic) or (706) 634-1979 (international). Please dial in 10 minutes prior to the scheduled start time. A replay of the call will be available from July 15, 2004 at 2:00 p.m. ET by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international), passcode 8618130, and will run until 12:00 a.m. ET on July 22, 2004.

A simultaneous webcast of the call for interested investors and others may be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 12:00 a.m. ET on July 22, 2004. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

About Endo

A wholly owned subsidiary of Endo Pharmaceuticals Holdings Inc., Endo Pharmaceuticals Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. The company researches, develops, produces and markets a broad product offering of branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Endo Forward-Looking Statement

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements are forward-looking statements. Endo’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s filings with the Securities and Exchange Commission, including its Registration Statement on Form S-3 filed with the SEC on April 30, 2004, as amended. Readers should evaluate any statement in light of these important factors.

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